Exhibit 99.1

Sierra Oncology Reports 2019 Year End Results

- MOMENTUM Phase 3 clinical trial for momelotinib underway, targeting enrolment of 180 patients with myelofibrosis who are symptomatic and anemic -

- Publications highlighting durability, safety and efficacy data for momelotinib planned throughout 2020 -

- Company to host analyst conference call at 8 am ET today -

VANCOUVER, March 3, 2020—Sierra Oncology, Inc. (SRRA), a late-stage drug development company focused on the registration and commercialization of momelotinib, a JAK1, JAK2 & ACVR1 inhibitor with a potentially differentiated therapeutic profile for the treatment of myelofibrosis, today reported its financial and operational results for the year ended December 31, 2019.

“Our focus is on achieving regulatory and commercial success with our Phase 3 drug candidate, momelotinib, which may become the first approved therapeutic capable of treating all three hallmarks of myelofibrosis; anemia, constitutional symptoms and enlarged spleen. Given its potentially unique profile, momelotinib could command an important role in the poorly addressed anemic and thrombocytopenic first-line and second-line myelofibrosis patient populations,” said Dr. Nick Glover, President and CEO of Sierra Oncology. “During the fourth quarter of 2019, we launched the MOMENTUM Phase 3 clinical trial, setting Sierra on course to deliver top-line data in late 2021 and positioning momelotinib for potential registration filing in 2022. Our focus now is on activating global clinical trial sites over the coming months and driving enrollment for MOMENTUM, and we look forward to providing ongoing updates on our progress throughout this year.”

“Myelofibrosis is characterized by progressive anemia and thrombocytopenia, and current JAK inhibitor therapies can induce or further exacerbate this myelosuppression, limiting their use in first line treatment and resulting in a population of second line patients who are no longer able to benefit from such therapies. Conversely, we believe momelotinib’s ability to address anemia, while either sparing platelets or reversing thrombocytopenia, are important potential drivers of its commercial opportunity. We plan to further highlight momelotinib’s differentiated durability, safety and efficacy profile during 2020 with additional dissemination of emerging data from the two previously completed SIMPLIFY Phase 3 trials that compared momelotinib head-to-head with ruxolitinib,” added Dr. Glover. “Given momelotinib’s distinct clinical profile, we believe our drug candidate is also well positioned amongst the JAK inhibitor class for emerging combination approaches targeting myelofibrosis.”

2019 Highlights for Momelotinib:

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During the second quarter, Sierra obtained regulatory clarity with the FDA and announced the design of the MOMENTUM Phase 3 clinical trial intended to support the potential registration of momelotinib. Sierra also announced that Dr. Srdan Verstovsek, MD, PhD, Chief, Section for Myeloproliferative Neoplasms, Department of Leukemia, Division of Cancer Medicine, The University of Texas MD Anderson Cancer Center, Houston, Texas, had been named Chief Investigator of the MOMENTUM trial.

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Sierra also reported during the second quarter that the FDA has granted Fast Track designation to momelotinib for the treatment of patients with intermediate/high-risk myelofibrosis who have previously received a JAK inhibitor.

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During the fourth quarter, Sierra launched the MOMENTUM clinical trial for patients with myelofibrosis. The randomized double-blind global Phase 3 trial is designed to confirm the efficacy of momelotinib on myelofibrosis symptoms, transfusion independence and splenomegaly, as compared to danazol. The trial is targeting enrollment of 180 myelofibrosis patients who are symptomatic, anemic and have been treated previously with a JAK inhibitor. The Primary Endpoint of the trial is the Total Symptom Score (TSS) response rate of momelotinib compared to danazol at Week 24 (99% power; p-value < 0.05). Data from MOMENTUM, along with data from more than 820 myelofibrosis patients previously treated with momelotinib in prior clinical studies, will form the basis of the global registration strategy for momelotinib.

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During the fourth quarter, new analyses of RBC transfusion data from SIMPLIFY-1, a double-blind Phase 3 trial of momelotinib head-to-head versus ruxolitinib in JAK inhibitor naïve patients, were presented in a poster by Dr. Ruben Mesa, Director of the Mays Cancer Center, home to UT Health

San Antonio MD Anderson Cancer Center, at the 61st American Society of Hematology (ASH) Annual Meeting in Orlando, Florida. These analyses demonstrated that patients who received momelotinib had significantly decreased transfusion requirements compared to those treated with ruxolitinib, including an odds ratio of nearly 10 for receiving no transfusions during the 24-week study period. Transfusion dependency and moderate to severe anemia are critical negative prognostic factors for overall survival in myelofibrosis.

Year End 2019 Financial Results (all amounts reported in U.S. currency)

Research and development expenses were $53.2 million for the year ended December 31, 2019, compared to $41.1 million for the year ended December 31, 2018. In addition to a non-cash charge of $10.5 million pertaining to the obligation to issue common stock and a warrant in consideration for meaningfully reduced royalty rates and elimination of a near term milestone payment in an amendment to our Asset Purchase Agreement with Gilead Sciences, Inc. (Gilead), the increase was primarily due to costs related to momelotinib, including a $12.2 million increase in clinical trial and development costs, a $2.5 million increase in third-party manufacturing costs and a $1.4 million increase in personnel-related and allocated overhead costs. These increases were partially offset by a $3.0 million upfront fee paid to Gilead to acquire momelotinib in 2018 and decreases in SRA737 and SRA141 costs, including a $5.0 million decrease in clinical trial costs primarily related to SRA737, a $4.3 million decrease in third-party manufacturing costs, and a $2.1 million decrease in research and preclinical costs. Research and development expenses included non-cash stock-based compensation of $3.9 million and $4.5 million for the year ended December 31, 2019 and 2018, respectively.

General and administrative expenses were $13.7 million for the year ended December 31, 2019, compared to $14.3 million for the year ended December 31, 2018. This decrease was primarily due to decreases in personnel-related and allocated overhead costs. General and administrative expenses included non-cash stock-based compensation of $1.8 million and $2.3 million for the year ended December 31, 2019 and 2018, respectively.

Other income (expense), net was $21.4 million of other expense, net for the year ended December 31, 2019, compared to $1.8 million of other income, net for the year ended December 31, 2018. The increase was primarily attributable to a non-cash charge of $20.9 million related to the change in fair value of warrant liabilities and offering expenses of $1.3 million pertaining the issuance of the warrants in the 2019 public offering and a $0.7 million increase in interest expense incurred on the term loan that was repaid in December 2019.

For the year ended December 31, 2019, Sierra incurred a GAAP net loss of $88.3 million compared to a GAAP net loss of $53.3 million for the year ended December 31, 2018. The GAAP net loss for the year ended December 31, 2019 includes a non-cash charge of $20.9 million, related to the change in fair value of warrant liabilities included in other income (expense), net and a non-cash charge of $10.5 million pertaining to the obligation to issue securities to Gilead included in research and development expenses as mentioned above. In January 2020, Sierra fulfilled this obligation, issuing 725,283 shares of common stock to Gilead and a warrant to purchase an equivalent amount of common stock.

Non-GAAP adjusted net loss was $51.2 million for the year ended December 31, 2019, compared to a non-GAAP adjusted net loss of $46.5 million for the year ended December 31, 2018. Non-GAAP adjusted net loss excludes expenses related to the change in fair value of warrant liabilities, the securities issuance obligation, and stock-based compensation. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for a reconciliation of this GAAP and non-GAAP financial measure.

Cash and cash equivalents totaled $147.5 million as of December 31, 2019, compared to $106.0 million as of December 31, 2018. This increase was due to an underwritten public offering in November 2019, pursuant to which the company raised gross proceeds of $103.0 million (net proceeds of $97.7 million). This increase was offset by cash used in operating activities of $51.2 million and the full repayment of a term loan in December 2019 in the amount of $5.4 million, including prepayment and final payment fees associated with terminating the debt facility.

In January 2020, all of the Series A convertible voting preferred stock converted into shares of common stock. As of January 31, 2020, there were 10,395,732 total shares of common stock outstanding and warrants to purchase 11,102,251 shares of common stock, with an exercise price equal to $13.20 per share. At December 31, 2019 were 327,862 shares issuable upon exercise of stock options and a warrant.

The company anticipates its current resources will be sufficient to execute on its development strategy for momelotinib into the second half of 2022. In addition, the Series B warrants issued in the underwritten public offering in November 2019, may only be exercised by paying the exercise price in cash, and will expire on the 75th day anniversary following the announcement of top-line data from the MOMENTUM Phase 3 trial. If these Series B warrants are fully exercised, the company will receive approximately $34.0 million in proceeds.

Conference Call Information

Today at 8:00 am Eastern Time, Sierra’s management will host a conference call to discuss the company’s and operational results for 2019 and provide a business update for 2020.

Date and Time: Tuesday, March 3 at 8:00 am ET

Domestic (Toll Free- US): 1-888-394-8218

International (Toll): 1-323-701-0225

Conference ID: 1052679

Webcast Link: www.sierraoncology.com

Direct Link: http://public.viavid.com/index.php?id=137946

Call registration is available through the Sierra Oncology website at www.sierraoncology.com. An archive of the presentation will be accessible after the event through the Sierra Oncology website.

About Sierra Oncology

Sierra Oncology is a late stage drug development company focused on achieving the successful registration and commercialization of its lead product candidate, momelotinib. Momelotinib is a potent, selective and orally-bioavailable JAK1, JAK2 & ACVR1 inhibitor with a differentiated therapeutic profile in myelofibrosis encompassing robust constitutional symptom improvements, a range of meaningful anemia benefits, including eliminating or reducing the need for frequent blood transfusions, and comparable spleen control to ruxolitinib. More than 1,200 subjects have received momelotinib since clinical studies began in 2009, including more than 820 patients treated for myelofibrosis.

Sierra recently launched the MOMENTUM Phase 3 clinical trial, a randomized double-blind trial designed to enroll 180 myelofibrosis patients who are symptomatic and anemic, and who have been treated previously with a JAK inhibitor.

The U.S. Food and Drug Administration has granted Fast Track designation to momelotinib for the treatment of patients with intermediate/high-risk myelofibrosis who have previously received a JAK inhibitor. Momelotinib is wholly owned by Sierra Oncology and is protected by patents anticipated to provide potential exclusivity to 2040 in the United States and Europe (inclusive of potential Patent Term Extension or Supplementary Protection Certificate).

Sierra also retains the global commercialization rights to a portfolio of DNA Damage Response (DDR) assets, consisting of SRA737 and SRA141, and is conducting a campaign intended to seek non-dilutive strategic options to support their further advancement.

For more information, please visit www.sierraoncology.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Sierra Oncology’s expectations from current data, anticipated clinical development activities, expected timing of announcement of top-line data and registration of MOMENTUM, expected timing and success of enrollment of MOMENTUM, expected timing of the execution of, expected results from, non-dilutive strategic options, and potential benefits of Sierra Oncology’s lead product candidate and other product candidates and Sierra Oncology’s capitalization and sufficiency of its capital resources. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that Sierra Oncology’s cash resources may be insufficient to fund its current operating plans and it may be unable to raise additional capital when needed, Sierra Oncology may be unable to successfully develop and commercialize product candidates, product candidates may not demonstrate safety and efficacy or otherwise produce positive results, Sierra Oncology may experience delays in the preclinical and anticipated clinical development of its product candidates, Sierra Oncology may be unable to acquire additional assets to build a pipeline of additional product candidates, Sierra Oncology’s third-party manufacturers may cause its supply of materials to become limited or interrupted or fail to be of satisfactory quantity or quality, Sierra Oncology may be unable to obtain and enforce intellectual property protection for its technologies and product candidates and the other factors described under the heading “Risk Factors” set forth in Sierra Oncology’s filings with the Securities and Exchange Commission from time to time. Sierra Oncology undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

SIERRA ONCOLOGY, INC.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$147,528	$106,046
Prepaid expenses and other current assets	2,369	2,706

Total current assets	149,897	108,752
Property and equipment, net	113	168
Operating lease right-of-use asset	589	—
Other assets	729	549

TOTAL ASSETS	$151,328	$109,469

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued and other liabilities	$7,170	$8,812
Accounts payable	1,019	1,287
Warrant liabilities	45,935	—
Securities issuance obligation	10,485	—

Total current liabilities	64,609	10,099
Operating lease liability	374	—
Term loan	—	4,891

TOTAL LIABILITIES	64,983	14,990

STOCKHOLDERS’ EQUITY:
Preferred stock	1	—
Common stock	74	74
Additional paid-in capital	851,957	771,817
Accumulated deficit	(765,687)	(677,412)

TOTAL STOCKHOLDERS’ EQUITY	86,345	94,479

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$151,328	$109,469

SIERRA ONCOLOGY, INC.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Operating expenses:
Research and development	$21,271	$11,046	$53,249	$41,078
General and administrative	3,748	3,603	13,743	14,339

Total operating expenses	25,019	14,649	66,992	55,417

Loss from operations	(25,019)	(14,649)	(66,992)	(55,417)
Other income (expense), net
Changes in fair value of warrant liabilities	(20,926)	—	(20,926)	—
Other income (expense), net	(1,478)	447	(517)	1,780

Total other income (expense)	(22,404)	447	(21,443)	1,780

Loss before provision for (benefit from) income taxes, net	(47,423)	(14,202)	(88,435)	(53,637)
Provision for (benefit from) income taxes, net	39	81	(160)	(302)

Net loss and comprehensive loss	$(47,462)	$(14,283)	$(88,275)	$(53,335)

Net loss per common share, basic and diluted	$(7.88)	$(7.68)	$(30.30)	$(30.16)

Weighted-average shares used in computing net loss per common share, basic and diluted	6,023,267	1,859,141	2,913,487	1,768,480

Non-GAAP Financial Measures

In addition to operating results as calculated in accordance with GAAP, Sierra Oncology uses certain non-GAAP financial measures when evaluating operational performance. The following table presents the company’s net loss and net loss per common share calculated in accordance with GAAP and as adjusted to remove the impact of certain non-cash charges. Sierra Oncology’s management believes that these non-GAAP financial measures are useful to enhance understanding of the company’s financial performance, and are more indicative of its operational performance and facilitate a better comparison among fiscal periods.

These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP reporting measures. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. Sierra Oncology believes that non-GAAP financial measures should only be used to evaluate its results of operations in conjunction with the corresponding GAAP financial measures. Sierra Oncology encourages investors to carefully consider its results under GAAP, as well as the reconciliations between these presentations, to more fully understand our business.

Non-GAAP adjusted net loss and non-GAAP adjusted net loss per share exclude changes in fair value for warrant liabilities, a securities issuance obligation and stock-based compensation. Sierra Oncology excludes changes in fair value of warrant liabilities because it is a non-cash expense and has no direct correlation to the operation of its business. Sierra Oncology excludes a non-cash charge pertaining to the obligation to issue common stock and a warrant to Gilead because it is a one-time initial charge and the change in fair value of the obligation. Sierra Oncology excludes non-cash stock-based compensation expense from its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

SIERRA ONCOLOGY, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands, except share and per share data)

A reconciliation between GAAP net loss to non-GAAP adjusted net loss and GAAP net loss per common share to non-GAAP adjusted net loss per common share:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP net loss	$(47,462)	$(14,283)	$(88,275)	$(53,335)
Adjustments:
Changes in fair value of warrant liabilities (1)	20,926	—	20,926	—
Securities issuance obligation (2)	10,485	—	10,485	—
Stock based compensation (3)	958	1,694	5,695	6,796

Non-GAAP adjusted net loss	$(15,093)	$(12,589)	$(51,169)	$(46,539)

GAAP net loss per common share, basic and diluted	$(7.88)	$(7.68)	$(30.30)	$(30.16)
Adjustment to net loss per common share	5.37	0.91	12.74	3.84

Non-GAAP adjusted net loss per common share, basic and diluted	$(2.51)	$(6.77)	$(17.56)	$(26.32)

Weighted-average shares used in computing net loss per common share, basic and diluted	6,023,267	1,859,141	2,913,487	1,768,480

(1)	To reflect a non-cash charge to other income (expense), net for the change in fair value of warrant liabilities.
(2)	To reflect a non-cash charge to research and development expense pertaining to the obligation to issue common stock and a warrant to Gilead.
(3)	To reflect a non-cash stock-based compensation charge to research and development expense and general and administrative expense.

Contact:

James Smith

Vice President, Corporate Affairs

Sierra Oncology

604.558.6536

investors@sierraoncology.com